UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2015

WCI Communities, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36023	27-0472098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive Bonita Springs, Florida	34134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 947-2600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.

On April 21, 2015, WCI Communities, Inc. (the “Company”) completed the registered public offering of its common stock (the “Offering”) by entities affiliated with Monarch Alternative Capital LP and by Stonehill Institutional Partners, L.P. (collectively, the “Selling Stockholders”). The Selling Stockholders sold 3,737,500 shares of the Company’s common stock in the Offering, which included the underwriters’ option to purchase up to an additional 487,500 shares of common stock. The Company did not sell any shares in the Offering or receive any portion of the proceeds from the Offering.

The Offering was made pursuant to a previously filed Registration Statement on Form S-3, which was declared effective by the U.S. Securities and Exchange Commission on December 1, 2014, and a related prospectus supplement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

/s/ Vivien N. Hastings
Vivien N. Hastings
Senior Vice President, Secretary and General Counsel

Date: April 21, 2015